                                                                      EXHIBIT 12


                         ADVANCED GLASSFIBER YARNS LLC
                          STATEMENT RE COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES
                   (in thousands, except ratio information)



                                                   Advanced
                                                 Glassfiber Yarns
                                                 ----------------
                                                       Three           Nine
                                                      Months          Months
                                                       Ended           Ended
                                                    December 31,   September 30,         Year Ended December 31,
                                                 ----------------  -------------    ---------------------------------
                                                        1998           1998            1997     1996     1995    1994
                                                 ----------------  -------------    --------  -------  -------  -----
EARNINGS:

  Income from continuing operations before
    income taxes                                           4,275        59,235      82,866   83,294    74,535   65,072
  Fixed charges                                            9,326           898       1,076      618       457      422
                                                 ---------------   -----------      ----------------------------------
                                                          13,601        60,133      83,942   83,912    74,992   65,494
                                                 ===============   ===========      ==================================
FIXED CHARGES:
  Interest, including amortization of debt
    issuance costs                                         9,113            --          --       --        --       --
                                                 ---------------   -----------       ---------------------------------
  Portion of rents representative of interest
    factor                                                   213           898       1,076      618       457      422
                                                 ---------------   -----------       ---------------------------------
                                                           9,326           898       1,076      618       457      422
                                                 ---------------   ===========       =================================

                                                 ---------------   -----------       ---------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                           1.5x          67x         78x     136x      164x     155x
                                                 ===============   ===========       =================================
